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                                                                      Exhibit 23
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                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------




THE BOARD OF DIRECTORS
SAMSONITE CORPORATION:


We consent to incorporation by reference in the registration statement on Form S-8 of Samsonite Corporation for the Employment Agreement between Samsonite Corporation and Richard R. Nicolosi, of our report dated March 18, 1997, relating to the consolidated balance sheets of Samsonite Corporation and subsidiaries as of January 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended January 31, 1997, and the related financial statement schedule, which report appears in the January 31, 1997, annual report on Form 10-K of Samsonite Corporation, and to the reference to our firm under the heading "Experts" in the prospectus.



                                    KPMG PEAT MARWICK LLP


Denver, Colorado
June 4, 1997